EXHIBIT 10.5

REVOLVING LINE NOTE
(LIBOR Advantage)

$1,000,000.00	February 12, 2010

FOR VALUE RECEIVED, the undersigned, PREMIER PACKAGING CORPORATION, a New York corporation, having a mailing address of 6 Framark Drive, Victor, New York 14564 (“Borrower”), hereby promises to pay to the order of RBS  CITIZENS, N. A., a national banking association (“Bank”), at its principal office at 833 Broadway, Albany, New York 12207, or at such other place as the holder hereof may from time to time designate in writing, the principal sum of  ONE MILLION AND 00/100 DOLLARS U.S. ($1,000,000.00) or such lesser amount as may be outstanding hereunder.

1.           Certain Definitions.  Unless otherwise expressly provided herein, all capitalized terms in this Note shall have the meanings given to them in the Credit Facility Agreement, dated on even date herewith, by and among Borrower and Bank, as the same may be amended, extended, replaced, or modified from time to time (the “Credit Agreement”).  The following terms shall have the following meanings in this Note:

(a)           “Business Day” means any day which is neither a Saturday, Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in Rochester, New York.

(b)           “Event of Default” means an Event Default under the Credit Agreement.

(c)           “LA Interest Payment Date” means, initially, the 1st day of March, 2010, and thereafter the day of each succeeding month which numerically corresponds to such date or, if a month does not contain a day that numerically corresponds to such date, the LA Interest Payment Date shall be the last day of such month.

(d)           “LA Interest Period” means, with respect to any LIBOR Advantage Loan, the period commencing on (and including) the date hereof  (the “Start Date”) and ending on (but excluding) the date which numerically corresponds to such date one month later, and thereafter, each one month period ending on the day of such month that numerically corresponds to the Start Date.  If an Interest Period is to end in a month for which there is no day which numerically corresponds to the Start Date, the LA Interest Period will end on the last day of such month.  Notwithstanding the date of commencement of any LA Interest Period, interest shall only begin to accrue as of the date the initial LIBOR Advantage Loan is made hereunder.

(e)           “LA Margin” means three and three-fourths percent (3.75%) per annum.

(f)           “LIBOR Advantage Loan” means any loan or advance for which the applicable rate of interest is based upon the LIBOR Advantage Rate.

(g)           “LIBOR Advantage Rate” means, relative to any LA Interest Period, the offered rate for delivery in two London Banking Days of deposits of U.S. Dollars for a term coextensive with the designated LA Interest Period which the British Bankers’ Association fixes as its LIBOR rate as of 11:00 a.m. London time on the day on which such LA Interest Period commences.  If the first day of any Interest Period is not a day which is both a (i) Business Day, and (ii) a London Banking Day, the LIBOR Advantage Rate shall be determined by reference to the next preceding day which is both a Business Day and a London Banking Day.  If for any reason the LIBOR Advantage Rate is unavailable and/or Bank is unable to determine the LIBOR Advantage Rate for any LA Interest Period, Bank may, at its discretion, either: (a) select a replacement index based on the arithmetic mean of the quotations, if any, of the interbank offered rate by first class banks in London or New York for deposits with comparable maturities or (b)  accrue interest at a rate per annum equal to Bank’s Prime Rate as of the first day of any Interest Period for which the LIBOR Advantage Rate is unavailable or cannot be determined.

(h)           Loan Documents” means this Note and all related documents and agreements evidencing and/or securing the Loan including the Credit Agreement.

(i)           “London Banking Day” means any day on which dealings in US dollar deposits are transacted in the London interbank market.

(j)           “Maturity Date” means the Revolving Line Termination Date, as defined in Article 2.2 of the Credit Agreement.

2.           Advances.

(a)           Borrower may request advances hereunder from time to time from Bank, and provided that no Event of Default has occurred and further provided that advance requests are received on or before the Maturity Date, Bank shall advance such funds to Borrower so long as the aggregate principal amount outstanding at any time does not exceed the lesser of (i) $1,000,000.00 and (ii) the Borrowing Base as defined in Section 2.8 of the Credit Agreement.

(b)           Bank shall maintain a record of amounts of principal and interest payable by Borrower from time to time, and the records of Bank maintained in the ordinary course of business shall be prima facie evidence (absent manifest error by Bank) of the existence and amounts of Borrower’s obligations recorded therein.  In addition, Bank may mail or deliver periodic statements to Borrower indicating the date and amount of each advance hereunder (but any failure to do so shall not relieve Borrower of the obligation to repay any advance).  Unless Borrower questions the accuracy of an entry on any periodic statement within 30 calendar days after such mailing or delivery by Bank, Borrower shall be deemed to have accepted and be obligated by the terms of each such periodic statement as accurately representing the advances hereunder.  In the event of transfer of this Note, or if Bank shall otherwise deem it appropriate, Borrower hereby authorizes Bank to endorse on this Note the amount of advances and payments to reflect the principal balance outstanding from time to time.  Bank is hereby authorized to honor borrowing and other requests received from Philip Jones by telecopy or otherwise in writing.

3.           Interest.

(a)           Interest on the outstanding principal amounts outstanding hereunder shall accrue during the LA Interest Period at a rate per annum equal to the sum of the LIBOR Advantage Rate for such LA Interest Period plus the LA Margin.  Interest shall be due and payable on each LA Interest Payment Date and on the Maturity Date.  Interest shall be calculated for the actual number of days elapsed on the basis of a 360-day year, including the first date of the applicable period to, but not including, the date of repayment.

(b)           Interest shall continue to accrue after maturity, acceleration, and judgment at the rate required by Section 4.3 of the Credit Agreement until this Note is paid in full.

(c)           The rate of interest on this Note may be increased under the circumstances provided in the Credit Agreement.  The right of Bank to receive such increased rate of interest shall not constitute a waiver of any other right or remedy of Bank.

4.           Payments.

(a)           All accrued interest hereunder shall be due and payable on each LA Interest Payment Date.  All remaining accrued interest and all outstanding principal shall be due and payable in full on the Maturity Date.

(b)           In the event Borrower becomes aware, or receives notice (oral or written) from Bank, that principal amounts outstanding under the Revolving Line exceed the maximum available amount hereunder, Borrower promptly shall make a principal payment to Bank sufficient to reduce outstanding principal amounts to the maximum amount available hereunder.

5.           Prepayments.  Borrower may prepay principal outstanding under this Note at any time without premium or charge.  Borrower acknowledges that additional obligations may be associated with prepayment in accordance with the terms and conditions of any applicable Hedging Contracts.

6.           Events of Default.  This Note shall become immediately due and payable in full, without further presentment, protest, notice, or demand, upon the happening of any Event of Default.

7.           Late Charge.  This Note is subject to the late charges provided for in Section 4.4 of the Credit Agreement.

8.           Maximum Rate.  All agreements between Borrower and Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration or maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Bank for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under Applicable Law (the “Maximum Interest Rate”).  As used herein, the term “Applicable Law” shall mean the law in effect as of the date hereof, provided, however that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note and the Loan Documents shall be governed by such new law as of its effective date.  In this regard, it is expressly agreed that it is the intent of Borrower and Bank in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of the State of New York from time to time in effect.  If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from any circumstances whatsoever Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest.  This provision shall control every other provision of all agreements between Borrower and Bank.

9.           Business Days.  If this Note or any payment hereunder becomes due on a day which is not a Business Day, the due date of this Note or payment shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment.

10.           Entire Agreement/Modification of Terms.  This Note and the Loan Documents are intended by the parties as the final, complete, and exclusive statement of the transactions evidenced by this Note and the Loan Documents.  All prior or contemporaneous promises, agreements, and understandings, whether oral or written, are deemed to be superseded by this Note and the Loan Documents, and no party is relying on any promise, agreement, or understanding not set forth in this Note and the Loan Documents.  This Note and the Loan Documents may not be amended or modified except by a written instrument describing such amendment or modification executed by the Borrower and the Bank.  The terms of this Note cannot be changed, nor may this Note be discharged in whole or in part, except by a writing executed by Bank.  In the event that Bank demands or accepts partial payments of this Note, such demand or acceptance shall not be deemed to constitute a waiver of the right to demand the entire unpaid balance of this Note at any time in accordance with the terms hereof.  Any delay or omission by Bank in exercising any rights hereunder shall not operate as a waiver of such rights.

11.           Additional Security/Set Off.  The Borrower hereby grants to Bank a continuing lien, security interest, and right of set off as security for all liabilities and obligations to the Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Citizens Financial Group and its successors and assigns or in transit to any of them.  At any time without demand or notice (any such notice being expressly waived by Borrower), Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the obligation.  ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SET OFF WITH RESPECT TO SUCH DEPOSITS, CREDITS, OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY, AND IRREVOCABLY WAIVED.

12.           Assignment/Participation.

(a)           All the terms and provisions of this Note shall inure to the benefit of and be binding upon and be enforceable by the parties and their respective successors and assigns and shall inure to the benefit of and be enforceable by any holder hereof.

(b)           Bank may at any time pledge or assign all or any portion of its rights under this Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341.  No such pledge or assignment or enforcement thereof shall release Bank from its obligations under any of the Loan Documents.

(c)           Bank shall have the unrestricted right at any time or from time to time, and without Borrower’s consent, to assign all or any portion of its rights and obligations hereunder to one or more banks or other financial institutions (each an “Assignee”), and Borrower agrees that it shall execute, or cause to be executed, such documents, including without limitation, amendments to this Note and to any other Loan Documents, as Bank shall deem necessary to effect the foregoing.  In addition, at the request of Bank and any such Assignee, Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if Bank has retained any of its rights and obligations hereunder following such assignment, to Bank, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by Bank prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and Bank after giving effect to such assignment.  Upon the execution and delivery of appropriate assignment documentation, amendments, and any other documentation required by Bank in connection with such assignment, and the payment by Assignee of the purchase price agreed to by Bank and such Assignee, such Assignee shall be a party to this agreement and shall have all of the rights and obligations of Bank hereunder (and under any and all other Loan Documents) to the extent that such rights and obligations have been assigned by Bank pursuant to the assignment documentation between Bank and such Assignee, and Bank shall be released from its obligations hereunder and thereunder to a corresponding extent.

(d)           Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to Borrower, to grant to one or more banks or other financial institutions (each a “Participant”) participating interests in Bank’s obligation to lend hereunder and/or any or all of the loans held by Bank hereunder.  In the event of any such grant by Bank of a participating interest to Participant, whether or not upon notice to Borrower, Bank shall remain responsible for the performance of its obligations hereunder and Borrower shall continue to deal solely and directly with Bank in connection with Bank’s rights and obligations hereunder.

(e)           Bank may furnish any information concerning Borrower in its possession from time to time to prospective Assignees and Participants, provided that Bank shall require any such prospective Assignee or Participant to agree in writing to maintain the confidentiality of such information.

13.           Loss or Mutilation.  Upon receipt of an affidavit of an officer of Bank as to the loss, theft, destruction, or mutilation of this Note or any other Loan Document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of this Note or other Loan Document, Borrower will issue, in lieu thereof, a replacement note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

14.           Enforcement/Waiver of Jury Trial.

(a)           BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON BORROWER BY MAIL AT THE ADDRESS FIRST SET FORTH ABOVE IN THIS NOTE.  BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

(b)           BORROWER AND BANK (BY ACCEPTANCE OF THIS NOTE) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF BANK RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  EXCEPT AS PROHIBITED BY LAW, BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.  THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BANK TO ACCEPT THIS AGREEMENT AND MAKE THE LOANS CONTEMPLATED HEREUNDER.

15.           Miscellaneous.

(a)           To the fullest extent permissible by law, Borrower waives presentment, demand for payment, protest, notice of nonpayment, and all other demands or notices otherwise required by law in connection with the delivery, acceptance, performance, default, or enforcement of this Note.  Borrower consents to extensions, postponements, indulgences, amendments to notes and agreements, substitutions or releases of collateral, and substitutions or releases of other parties primarily or secondarily liable herefor, and agrees that none of the same shall affect Borrower’s obligations under this Note which shall be unconditional.

(b)           This Note and the Loan Documents are intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Note and the Loan Documents.  All prior or contemporaneous promises, agreements, and understandings, whether oral or written, are deemed to be superseded by this Note and the Loan Documents, and no party is relying on any promise, agreement, or understanding not set forth in this Note and the Loan Documents.  This Note may not be amended or modified except by a written instrument describing such amendment or modification executed by the Borrower and the Bank.

(c)           No portion of the proceeds of this Note shall be used, in whole or in part, for the purpose of purchasing or carrying any “margin stock” as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

(d)           This Note and the Loan Documents, and the rights and obligations of the parties hereunder, shall be construed, interpreted, governed and enforced in accordance with the internal laws of the State of New York (excluding the laws applicable to conflicts or choice of law).

PREMIER PACKAGING CORPORATION

By:

Name:
Title:

STATE OF NEW YORK	)
COUNTY OF MONROE	)	ss.:

On the ____ day of February , in the year 2010, before me, the undersigned, a Notary Public in and for said State, personally appeared personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public